As filed with the Securities and Exchange Commission on November 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GETTY REALTY CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	11-3412575
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Jericho Plaza, Suite 110

Jericho, New York 11753-1681

(516) 478-5400

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher J. Constant

President and Chief Executive Officer

Getty Realty Corp.

Two Jericho Plaza, Suite 110

Jericho, New York 11753-1681

(516) 478-5400

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Wm. David Chalk

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, Maryland 21209

Telephone: (410) 580-4120

Facsimile: (410) 580-3120

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee(6)
Common Stock, par value $0.01 per share(4)
Preferred Stock
Debt Securities(4)
Warrants(4)(5)
Units(4)(5)
Total			$350,000,000	$43,575

(1)	Not applicable pursuant to Form S-3 General Instruction II(D).
(2)	The Registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities up to a proposed maximum aggregate offering price of $350,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Pursuant to Rule 416(a) under the Securities Act, there is also being registered such indeterminate number of our shares of common stock as may be issued from time to time with respect to shares being registered hereunder as a result of share splits, share dividends or similar transactions.
(3)	If any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered. If any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States (U.S.) dollars at the time of initial offering.
(4)	In addition to the securities issued directly under this Registration Statement, we are registering an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of the securities issued directly under this Registration Statement. No separate consideration will be received for any shares of common stock or preferred stock so issued upon conversion or exchange.
(5)	Includes warrants to purchase common stock, warrants to purchase preferred stock and warrants to purchase debt securities.
(6)	Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the Registrant hereby offsets $23,932 of the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Form S-3 Registration Statement, originally filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 12, 2014, as amended on January 28, 2015, and declared effective by the Commission on February 2, 2015 (SEC File No. 333-200913), registering securities for a maximum aggregate offering price of $350,000,000 (the “Prior Registration Statement”). The Prior Registration Statement brought forward unused filing fees from a Form S-3 Registration Statement, filed by the Registrant with the SEC on May 12, 2011 (SEC File No. 333-174156), registering securities for a maximum aggregate offering price of $350,000,000, none of which were sold. The associated filing fee of $40,635 for such unsold securities, calculated under Rule 457(p), was used to offset a portion of the registration fee of $40,670 due under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2017

$350,000,000

GETTY REALTY CORP.

Common Stock

Preferred Stock

Debt Securities

Warrants to Purchase Common Stock, Preferred Stock or

Debt Securities and Units

We may from time to time in one or more offerings, offer and sell up to $350,000,000 aggregate dollar amount of shares of common stock, par value $0.01 per share, shares of preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. When we offer securities, we will provide the specific terms for each of these securities in supplements to this prospectus. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents and describe the applicable plan of distribution in the accompanying prospectus supplement applicable to the sale of such securities. You should read carefully this prospectus and any supplement before you invest.

Shares of our common stock are traded on the New York Stock Exchange under the symbol “GTY.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. See “Risk Factors” beginning on page 4 of this prospectus.

This prospectus may not be used to offer or sell any securities unless it is accompanied by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017.

TRADEMARKS

This prospectus and the documents incorporated by reference in this prospectus contain references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in this prospectus may appear without the © or ® or ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained or incorporated by reference in this prospectus and any applicable prospectus supplement is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information they contain has been obtained from third-party sources we believe to be reliable. Our internal data and estimates are based upon our senior leadership team’s analysis of the target market and business sectors in which we operate, as well as information obtained from trade and business organizations and other contacts in our target market and business sectors, and such information has not been verified by any independent sources.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time in one or more offerings sell shares of our common stock, shares of our preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $350,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any related free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus.

To the extent that there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus. This prospectus , any accompanying prospectus supplement and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information” before considering an investment in the securities offered by that prospectus supplement.

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 4 of this prospectus, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “Getty”, “we”, “us” and “our” refer to Getty Realty Corp. and its subsidiaries as a combined entity, except where it is made clear that such terms mean only Getty Realty Corp.

Overview

We are the leading publicly-traded real estate investment trust (“REIT”) in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of September 30, 2017, we owned 792 properties and leased 81 properties from third-party landlords. These 873 properties are located in 27 states across the United States and Washington, D.C. Our properties are operated under a variety of nationally recognized brands including 76, Aloha, BP, Citgo, Conoco, Exxon, Getty, Mobil, RaceTrac, Shell and Valero. We own the Getty® trademark and trade name in connection with our real estate and the petroleum marketing business in the United States.

Our typical property is used as a convenience store and gasoline station, and is located on between one-half and three quarters of an acre of land in a metropolitan area. In addition, many of our properties are located at highly trafficked urban intersections or conveniently close to highway entrances or exit ramps. Our properties are concentrated in the Northeast and Mid-Atlantic regions. We believe that our network of convenience store and gasoline station properties across the Northeast and the Mid-Atlantic regions of the United States is unique and that comparable networks of properties are not readily available for purchase or lease from other owners or landlords.

Substantially all of our properties are leased on a triple-net basis primarily to petroleum distributors, convenience store retailers and, to a lesser extent, individual operators. Generally, our tenants supply fuel and either operate our properties directly or sublet our properties to operators who operate their convenience stores, gasoline stations, automotive repair service facilities or other businesses at our properties. Our triple-net tenants are generally responsible for the payment of all taxes, maintenance, repairs, insurance and other operating expenses relating to our properties, and are also responsible for environmental contamination occurring during the terms of their leases and in certain cases also for environmental contamination that existed before their leases commenced.

Substantially all of our tenants’ financial results depend on the sale of refined petroleum products, convenience store sales or rental income from their subtenants. As a result, our tenants’ financial results are highly dependent on the performance of the petroleum marketing industry, which is highly competitive and subject to volatility. During the terms of our leases, we monitor the credit quality of our triple-net tenants by reviewing their published credit rating, if available, reviewing publicly available financial statements, or reviewing financial or other operating statements which are delivered to us pursuant to applicable lease agreements, monitoring news reports regarding our tenants and their respective businesses, and monitoring the timeliness of lease payments and the performance of other financial covenants under their leases. For information regarding factors that could adversely affect us, see those discussed under the caption “Risk Factors” beginning on page 4 of this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement. See also the information listed below under the caption “Where you can Find Additional Information.”

We are self-administered and self-managed by our management team, which has extensive experience in owning, leasing and managing convenience store and gasoline station properties. We have invested, and will continue to invest, in real estate and real estate related investments when appropriate opportunities arise.

Real Estate Investment Trust

We elected to be treated as a REIT under the federal income tax laws beginning January 1, 2001. A REIT is a corporation, or a business trust that would otherwise be taxed as a corporation, which meets certain requirements of the Internal Revenue Code of 1986, as amended (the “Code”). The Code permits a qualifying REIT to deduct dividends paid, thereby effectively eliminating corporate level federal income tax and making the REIT a pass-through vehicle for federal income tax purposes. To meet the applicable requirements of the Code, a REIT must, among other things, invest substantially all of its assets in interests in real estate (including mortgages and other REITs) or cash and government securities, derive most of its income from rents from real property or interest on loans secured by mortgages on real property, and distribute to shareholders annually a substantial portion of its taxable income. As a REIT, we are required to distribute at least 90% of our taxable income to our shareholders each year and would be subject to corporate level federal income taxes on any taxable income that is not distributed.

Investment Strategy

As part of our overall growth strategy, we regularly review acquisition and financing opportunities to invest in additional convenience store and gasoline station properties, and we expect to continue to pursue investments that we believe will benefit our financial performance. In addition to sale/leaseback and other real estate acquisitions, our investment activities include purchase money financing with respect to properties we sell, and real property loans relating to our leasehold portfolios. Our investment strategy seeks to generate current income and benefit from long-term appreciation in the underlying value of our real estate. To achieve that goal, we seek to invest in high quality individual properties and real estate portfolios that are in strong primary markets that serve high density population centers. A key element of our investment strategy is to invest in properties that will promote our geographic and tenant diversity. We cannot provide any assurance that we will be successful making additional investments, that investments which meet our investment criteria will be available or that our current sources of liquidity will be sufficient to fund such investments.

Redevelopment Strategy

We believe that a portion of our properties are located in geographic areas which, together with other factors, may make them well-suited for alternative single-tenant net lease retail uses, such as quick service restaurants, automotive parts and service stores, specialty retail stores and bank branch locations. We believe that such alternative types of properties can be leased or sold at higher values than their current use. Accordingly, we are actively engaged in a redevelopment strategy with respect to certain of our properties.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “seeks,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and are not historical facts. These forward-looking statements are based on our current beliefs and assumptions and information currently available to us, and are subject to known and unknown risks, uncertainties and other factors and were derived utilizing numerous important assumptions that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors are cautioned not to place undue reliance on these forward-looking statements. Factors which may cause actual results to differ materially from our current expectations include, but are not limited to, those discussed under the caption “Risk Factors” beginning on page 4 of this prospectus, as such risk factors may be updated from time to time in our public filings. Factors and assumptions involved in the derivation of forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. These factors and assumptions may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THE COMPANY

Our founders started the business in 1955 with the ownership of one gasoline service station in New York City and combined real estate ownership, leasing and management with service station operation and petroleum distribution. We held our initial public offering in 1971 under the name Power Test Corp. In 1985, we acquired from Texaco the petroleum distribution and marketing assets of Getty Oil Company in the Northeast United States along with the Getty® name and trademark in connection with our real estate and the petroleum marketing business in the United States.

We are a Maryland corporation with headquarters at Two Jericho Plaza, Suite 110, Jericho, New York 11753-1681. Our telephone number is (516) 478-5400 and our Web address is www.gettyrealty.com. The information found on our website is not, and you must not consider the information to be, a part of this prospectus or any accompanying prospectus supplement. All of our filings with the SEC are available through a link on our website.

RISK FACTORS

In addition to other information contained or incorporated by reference in this prospectus, you should carefully consider the risk factors mentioned below and the risks and uncertainties incorporated by reference herein from our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other reports that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement and in any documents we file with the SEC after the date of this prospectus (which are deemed incorporated by reference herein), before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations liquidity, ability to pay dividends, or stock price. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Special Note Regarding Forward-Looking Information” above.

We incur significant operating costs as a result of environmental laws and regulations which costs could significantly rise and reduce our profitability.

We are subject to numerous federal, state and local laws and regulations, including matters relating to the protection of the environment. Under certain environmental laws, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at, on, or under, such property, and may be required to investigate and clean-up such contamination. Such laws typically impose liability and clean-up responsibility first on the party responsible for the contamination, but can also impose liability and clean-up responsibility on the owner and the current operator without regard to whether the owner or such operator knew of or caused the presence of the contaminants, or the timing or cause of the contamination. Liability under such environmental laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility and the financial resources are available to perform the remediation. For example, liability may arise as a result of the historical use of a property or from the migration of contamination from adjacent or nearby properties. Any such contamination or liability may also reduce the value of the property. In addition, the owner or operator of a property may be subject to claims by third-parties based on injury, damage and/or costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from a property. The properties owned or controlled by us are leased primarily as convenience store and gasoline station properties, and therefore may contain, or may have contained, underground storage tanks (“UST” or “USTs”) for the storage of petroleum products and other hazardous or toxic substances, which creates a potential for the release of such products or substances. Some of our properties are subject to regulations regarding the retirement and decommissioning or removal of long-lived assets including buildings containing hazardous materials, USTs and other equipment. Some of the properties may be adjacent to or near properties that have contained or currently contain USTs used to store petroleum products or other hazardous or toxic substances. In addition, certain of the properties are on, adjacent to, or near properties upon which others have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances. There may be other environmental problems associated with our properties of which we are unaware. These problems may make it more difficult for us to re-let or sell our properties on favorable terms, or at all.

For additional information with respect to certain pending environmental lawsuits and claims, and environmental remediation obligations and estimates, see “Item 3. Legal Proceedings”, “Environmental Matters” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes 3 and 5 in “Item 8. Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 2, 2017 (our “Form 10-K”) and our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

We enter into leases and various other agreements which contractually allocate responsibility between the parties for known and unknown environmental liabilities at or relating to the subject properties. We are contingently liable for these environmental obligations in the event that our tenant or other counterparty does not satisfy them. It is possible that our assumptions regarding the ultimate allocation method and share of responsibility that we used to allocate environmental liabilities may change, which may result in material adjustments to the amounts recorded for environmental litigation accruals and environmental remediation liabilities. We are required to accrue for environmental liabilities that we believe are allocable to others under our leases and other agreements if we determine that it is probable that our tenant or other counterparty will not meet its environmental obligations. We may ultimately be responsible to pay for environmental liabilities as the property owner if our tenant or other counterparty fails to pay them. We assess whether to accrue for environmental liabilities based upon relevant factors including our tenants’ histories of paying for such obligations, our assessment of their financial ability, and their intent to pay for such obligations. However, there can be no assurance that our assessments are correct or that our tenants who have paid their obligations in the past will continue to do so. The ultimate resolution of these matters could cause a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends or stock price.

For substantially all of our triple-net leases, our tenants are contractually responsible for compliance with environmental laws and regulations, removal of USTs at the end of their lease term (the cost of which in certain cases is partially borne by us) and remediation of any environmental contamination that arises during the term of their tenancy. Under the terms of our leases covering properties previously leased to Getty Petroleum Marketing Inc. (“Marketing”) (substantially all of which commenced in 2012), we have agreed to be responsible for environmental contamination at the premises that was known at the time the lease commenced, and for environmental contamination discovered (other than as a result of a voluntary site investigation) during the first 10 years of the lease term (or a shorter period for a minority of such leases). After expiration of such 10-year (or, in certain cases, shorter) period, responsibility for all newly discovered contamination, even if it relates to periods prior to commencement of the lease, is contractually allocated to our tenant. Our tenants at properties previously leased to Marketing are in all cases responsible for the cost of any remediation of contamination that results from their use and occupancy of our properties. Under substantially all of our other triple-net leases, responsibility for remediation of all environmental contamination discovered during the term of the lease (including known and unknown contamination that existed prior to commencement of the lease) is the responsibility of our tenant.

We anticipate that a majority of the USTs at properties previously leased to Marketing will be replaced over the next several years because these USTs are either at or near the end of their useful lives. For long-term, triple-net leases covering sites previously leased to Marketing, our tenants are responsible for the cost of removal and replacement of USTs and for remediation of contamination found during such UST removal and replacement, unless such contamination was found during the first 10 years of the lease term and also existed prior to commencement of the lease. In those cases, we are responsible for costs associated with the remediation of such contamination. We have also agreed to be responsible for environmental contamination that existed prior to the sale of certain properties assuming the contamination is discovered (other than as a result of a voluntary site investigation) during the first five years after the sale of the properties. For properties that are vacant, we are responsible for costs associated with UST removals and for the cost of remediation of contamination found during the removal of USTs.

In the course of certain UST removals and replacements at properties previously leased to Marketing where we retained continuing responsibility for preexisting environmental obligations, previously unknown environmental contamination was and continues to be discovered. As a result, we have developed a reasonable estimate of fair value for the prospective future environmental liability resulting from preexisting unknown environmental contamination and have accrued for these estimated costs. These estimates are based primarily upon quantifiable trends which we believe allow us to make reasonable estimates of fair value for the future costs of environmental remediation resulting from the removal and replacement of USTs. Our accrual of the additional liability represents the best estimate of the fair value of cost for each component of the liability, net of estimated recoveries from state UST remediation funds considering estimated recovery rates developed from prior experience with the funds. In arriving at our accrual, we analyzed the ages of USTs at properties where we would be responsible for preexisting contamination found within ten years after commencement of a lease (for properties subject to long-term triple-net leases) or five years from a sale (for divested properties), and projected a cost to closure for new environmental contamination.

We measure our environmental remediation liability at fair value based on expected future net cash flows, adjusted for inflation, and then discount them to present value. We adjust our environmental remediation liability quarterly to reflect changes in projected expenditures, changes in present value due to the passage of time and reductions in estimated liabilities as a result of actual expenditures incurred during each quarter. As of September 30, 2017, we had accrued a total of $64.9 million for our prospective environmental remediation obligations. This accrual consisted of (a) $20.2 million, which was our best estimate of reasonably estimable environmental remediation liability, including obligations to remove USTs for which we are responsible, net of estimated recoveries and (b) $44.7 million for future environmental liabilities related to preexisting unknown contamination. As of December 31, 2016, we had accrued a total of $74.5 million for our prospective environmental remediation obligations. This accrual consisted of (a) $29.5 million, which was our best estimate of reasonably estimable environmental remediation liability, including obligations to remove USTs for which we are responsible, net of estimated recoveries and (b) $45.0 million for future environmental liabilities related to preexisting unknown contamination.

Environmental exposures are difficult to assess and estimate for numerous reasons, including the extent of contamination, alternative treatment methods that may be applied, location of the property which subjects it to differing local laws and regulations and their interpretations, as well as the time it takes to remediate contamination and receive regulatory approval. In developing our liability for estimated environmental remediation obligations on a property by property basis, we consider, among other things, enacted laws and regulations, assessments of contamination and surrounding geology, quality of information available, currently available technologies for treatment, alternative methods of remediation and prior experience. Environmental accruals are based on estimates which are subject to significant change, and are adjusted as the remediation treatment progresses, as circumstances change, and as environmental contingencies become more clearly defined and reasonably estimable.

Our estimates are based upon facts that are known to us at this time and an assessment of the possible ultimate remedial action outcomes. It is possible that our assumptions, which form the basis of our estimates, regarding our ultimate environmental liabilities may change, which may result in our providing an accrual, or adjustments to the amounts recorded, for environmental remediation liabilities. Among the many uncertainties that impact the estimates are our assumptions, the necessary regulatory approvals for, and potential modifications of remediation plans, the amount of data available upon initial assessment of contamination, changes in costs associated with environmental remediation services and equipment, the availability of state UST remediation funds and the possibility of existing legal claims giving rise to additional claims, and possible changes in the environmental rules and regulations, enforcement policies, and reimbursement programs of various states. Additional environmental liabilities could cause a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends or stock price.

We cannot predict what environmental legislation or regulations may be enacted in the future, or how existing laws or regulations will be administered or interpreted with respect to products or activities to which they have not previously been applied. We cannot predict if state UST fund programs will be administered and funded in the future in a manner that is consistent with past practices and if future environmental spending will continue to be eligible for reimbursement at historical recovery rates under these programs. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies or stricter interpretation of existing laws, which may develop in the future, could have an adverse effect on our financial position, or that of our tenants, and could require substantial additional expenditures for future remediation. Accordingly, compliance with environmental laws and regulations could have a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends or stock price.

We are exposed to counterparty risk and there can be no assurances that we will effectively manage or mitigate this risk.

We regularly interact with counterparties in various industries. The types of counterparties most common to our transactions and agreements include, but are not limited to, landlords, tenants, vendors and lenders. We also enter into agreements to acquire and sell properties which allocate responsibility for certain costs to the counterparty. Our most significant counterparties include, but are not limited to, (a) the group of banks led by Bank of America, N.A. (the “Bank Syndicate”) party to our $225.0 million senior unsecured credit agreement (the “Credit Agreement”), (b) The Prudential Insurance Company of America (“Prudential”) and an affiliate of Prudential, the lenders party to our second amended and restated note purchase and guarantee agreement (the “Second Restated Prudential Note Purchase Agreement”), and (c) our major tenants from whom we derive a significant amount of rental revenue. The default, insolvency or other inability or unwillingness of a significant counterparty to perform its obligations under an agreement or transaction, including, without limitation, as a result of the rejection of an agreement or transaction in bankruptcy proceedings, is likely to have a material adverse effect on us. As of September 30, 2017, we leased 163 convenience store and gasoline station properties in three separate unitary leases and three stand-alone leases to subsidiaries of Global Partners LP (NYSE: GLP) (“Global Partners”). Two of these leases were assigned to subsidiaries of Global Partners in June 2015 by our former tenants, White Oak Petroleum, LLC and Big Apple Petroleum Realty, LLC (both affiliates of Capitol Petroleum Group, LLC). In the aggregate, our leases with subsidiaries of Global Partners represented 21% of our total revenues for the nine months ended September 30, 2017 and 2016. All of our unitary leases with subsidiaries of Global Partners are guaranteed by the parent company. As of September 30, 2017, we leased 76 convenience store and gasoline station properties pursuant to two separate unitary leases to subsidiaries of Chestnut Petroleum Dist., Inc. (“Chestnut Petroleum”). In the aggregate, our leases with subsidiaries of Chestnut Petroleum represented 16% and 14% of our total revenues for the nine months ended September 30, 2017 and 2016, respectively. The largest of these unitary leases, covering 57 of our properties, is guaranteed by the parent company, its principals and numerous Chestnut Petroleum affiliates. As of September 30, 2017, we leased 77 convenience store and gasoline station properties pursuant to three separate unitary leases to Apro, LLC (d/b/a “United Oil”). In the aggregate, our leases with United Oil represented 15% of our total revenues for the nine months ended September 30, 2017 and 2016. See “Item 9B. Other Information” in our Form 10-K for selected combined audited financial data of United Oil. We may also undertake additional transactions with these or other existing tenants, which would further concentrate our sources of rental revenues. Many of our tenants, including those noted above, are part of larger corporate organizations and the financial distress of one subsidiary or other affiliated companies or businesses in those organizations may negatively impact the ability or willingness of our tenant to perform its obligations under its lease with us. The failure of a major tenant or their default in their rental and other obligations to us is likely to have a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price.

Because certain of our tenants are not rated and their financial information is not available to you, it may be difficult for our investors to determine their creditworthiness.

The majority of our properties are leased to tenants who are not rated by any nationally recognized statistical rating organizations. In addition, our tenants’ financial information is not generally available to our investors. Additionally, many of our tenants are part of larger corporate organizations and we do not receive financial information for the other entities in those organizations. The financial distress of other affiliated companies or businesses in those organizations may negatively impact the ability or willingness of our tenant to perform its obligations under its lease with us. Because of the lack of financial information or credit ratings it is, therefore, difficult for our investors to assess the creditworthiness of our tenants and to determine the ability of a tenant to meet its obligations to us. It is possible that the assumptions and estimates we make after reviewing publicly and privately obtained information about our tenants are not accurate and that we may be required to increase reserves for bad debts, record allowances for deferred rent receivable or record additional expenses if our tenants are unable or unwilling to meet their obligations to us.

Our future cash flow is dependent on the performance of our tenants of their lease obligations, renewal of existing leases and either re-leasing or selling our properties.

We are subject to risks that financial distress, default or bankruptcy of our tenants may lead to vacancy at our properties or disruption in rent receipts as a result of partial payment or nonpayment of rent or that expiring leases may not be renewed. Under unfavorable general economic conditions, there can be no assurance that our tenants’ level of sales and financial performance generally will not be adversely affected, which, in turn, could negatively impact our rental revenues. We are subject to risks that the terms governing renewal or re-leasing of our properties (including compliance with numerous federal, state and local laws and regulations related to the protection of the environment, such as the remediation of contamination and the retirement and decommissioning or removal of long-lived assets, the cost of required renovations, or replacement of USTs and related equipment) may be less favorable than current lease terms.

We are also subject to the risks that we may receive less net proceeds from the properties we sell as compared to their current carrying value or that the value of our properties may be adversely affected by unfavorable general economic conditions. Unfavorable general economic conditions may also negatively impact our ability to re-lease or sell our properties. Numerous properties compete with our properties in attracting tenants to lease space. The number of available or competitive properties in a particular area could have a material adverse effect on our ability to lease or sell our properties and on the rents we are able to charge. In addition to the risk of disruption in rent receipts, we are subject to the risk of incurring real estate taxes, maintenance, environmental and other expenses at vacant properties. The financial distress, default or bankruptcy of our tenants may also lead to protracted and expensive processes for retaking control of our properties than would otherwise be the case, including eviction or other legal proceedings related to or resulting from the tenant’s default. These risks are greater with respect to certain of our tenants who lease multiple properties from us.

If a tenant files for bankruptcy protection, it is possible that we would recover substantially less than the full value of our claims against the tenant. If our tenants do not perform their lease obligations; or we are unable to renew existing leases and promptly recapture and re-lease or sell our properties; or if lease terms upon renewal or re-leasing are less favorable than current or historical lease terms; or if the values of properties that we sell are adversely affected by market conditions; or if we incur significant costs or disruption related to or resulting from tenant financial distress, default or bankruptcy; then our cash flow could be significantly adversely affected.

We are dependent on external sources of capital which may not be available on favorable terms, or at all.

We are dependent on external sources of capital to maintain our status as a REIT and must distribute to our shareholders each year at least 90% of our net taxable income, excluding any net capital gain. Because of these distribution requirements, it is not likely that we will be able to fund all future capital needs, including acquisitions, from income from operations. Therefore, we will have to continue to rely on third-party sources of capital, which may or may not be available on favorable terms, or at all. We may need to access the capital markets in order to execute future significant acquisitions. There can be no assurance that sources of capital will be available to us on favorable terms, or at all.

Our principal sources of liquidity are the cash flows from our operations, funds available under our Credit Agreement, and available cash and cash equivalents. The Credit Agreement consists of a $175.0 million unsecured revolving credit facility (the “Revolving Facility”), which is scheduled to mature in June 2018 and a $50.0 million unsecured term loan (the “Term Loan”), which is scheduled to mature in June 2020. Subject to the terms of the Credit Agreement and our continued compliance with its provisions, we have the option to (a) extend the term of the Revolving Facility for one additional year to June 2019 and (b) increase by $75.0 million the amount of the Revolving Facility to $250.0 million. On February 21, 2017, we entered into a First Amendment to the Credit Agreement to permit the Second Restated Prudential Note Purchase Agreement. On February 21, 2017, we entered into the Second Restated Prudential Note Purchase Agreement, which amended and restated our existing senior note purchase agreement with Prudential and certain affiliates of Prudential. Pursuant to the Second Restated Prudential Note Purchase Agreement, we agreed that our (a) 6.0% Series A Guaranteed Senior Notes due February 25, 2021, in the original aggregate principal amount of $100.0 million (the “Series A Notes”) and (b) 5.35% Series B Guaranteed Senior Notes due June 2, 2023, in the original aggregate principal amount of $75.0 million (the “Series B Notes”) that were outstanding under the existing senior note purchase agreement would continue to remain outstanding under the Second Restated Prudential Note Purchase Agreement and we authorized and issued our 4.75% Series C Guaranteed Senior Notes due February 25, 2025, in the aggregate principal amount of $50.0 million (the “Series C Notes” and, together with the Series A Notes and Series B Notes, the “Notes”). The Second Restated Prudential Note Purchase Agreement does not provide for scheduled reductions in the principal balance of the Notes prior to their respective maturities. For additional information, please refer to “Credit Agreement” and “Senior Unsecured Notes” in Note 4 in “Item 8. Financial Statements and Supplementary Data” in our Form 10-K and our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Each of the Credit Agreement and the Second Restated Prudential Note Purchase Agreement contain customary financial covenants such as availability, leverage and coverage ratios and minimum tangible net worth, as well as limitations on restricted payments, which may limit our ability to incur additional debt or pay dividends. The Credit Agreement and the Second Restated Prudential Note Purchase Agreement also contain customary events of default, including cross defaults to each other, change of control and failure to maintain REIT status (provided that the Second Restated Prudential Note Purchase Agreement requires a mandatory offer to prepay the Notes upon a change in control in lieu of a change of control event of default). Our ability to meet the terms of the agreements is dependent upon our continued ability to meet certain criteria, as further described in Note 4 in “Item 8. Financial Statements and Supplementary Data” in our Form 10-K and subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, the performance of our tenants, and the other risks described in this section. If we are not in compliance with one or more of our covenants, which could result in an event of default under our Credit Agreement or our Second Restated Prudential Note Purchase Agreement, there can be no assurance that our lenders would waive such non-compliance. This could have a material adverse effect on our business, financial condition, results of operation, liquidity, ability to pay dividends, or stock price.

Our access to third-party sources of capital depends upon a number of factors, including general market conditions, the market’s perception of our growth potential, financial stability, our current and potential future earnings and cash distributions, covenants and limitations imposed under our Credit Agreement and Second Restated Prudential Note Purchase Agreement and the market price of our common stock.

Our accounting policies and methods are fundamental to how we record and report our financial position and results of operations, and they require management to make estimates, judgments and assumptions about matters that are inherently uncertain.

Our accounting policies and methods are fundamental to how we record and report our financial position and results of operations. We have identified several accounting policies as being critical to the presentation of our financial position and results of operations because they require management to make particularly subjective or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be recorded under different conditions or using different assumptions. We cannot provide any assurance that we will not make subsequent significant adjustments to our consolidated financial statements. Estimates, judgments and assumptions underlying our consolidated financial statements include, but are not limited to, receivables and related reserves, deferred rent receivable, income under direct financing leases, asset retirement obligations (including environmental remediation obligations and future environmental liabilities for pre-existing unknown environmental contamination), real estate, depreciation and amortization, carrying value of our properties, impairment of long-lived assets, litigation, accrued liabilities, income taxes and allocation of the purchase price of properties acquired to the assets acquired and liabilities assumed.

If our accounting policies, methods, judgments, assumptions, estimates and allocations prove to be incorrect, or if circumstances change, our business, financial condition, revenues, operating expense, results of operations, liquidity, ability to pay dividends, or stock price may be materially adversely affected.

Our business operations may not generate sufficient cash for distributions or debt service.

There is no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay dividends on our common stock, to pay our indebtedness or to fund our other liquidity needs. We may not be able to repay or refinance existing indebtedness on favorable terms, which could force us to dispose of properties on disadvantageous terms (which may also result in losses) or accept financing on unfavorable terms.

We may acquire new properties and this may create risks.

We may acquire or develop properties when we believe that an acquisition or development matches our business and investment strategies. These properties may have characteristics or deficiencies currently unknown to us that affect their value or revenue potential. It is possible that the operating performance of these properties may decline after we acquire them or that they may not perform as expected. Further, if financed by the Company using debt or new equity issuances, our acquisition of properties may result in shareholder dilution. Our acquisition of properties will expose us to the liabilities of those properties, some of which we may not be aware of at the time of such acquisitions. We face competition in pursuing these acquisitions and we may not succeed in leasing acquired properties at rents sufficient to cover the costs of their acquisitions and operations.

Newly acquired properties may require significant management attention that would otherwise be devoted to our ongoing business. We may not succeed in consummating desired acquisitions. Consequences arising from or in connection with any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price.

We are pursuing redevelopment opportunities and this creates risks to our Company.

We have commenced a program to redevelop certain of our properties and to recapture select properties from our net lease portfolio in order to redevelop such properties for alternative uses. The success at each stage of our redevelopment program is dependent on numerous factors and risks, including our ability to identify and extract preferred sites from our portfolio and successfully prepare and market them for alternative uses, and project development issues, including those relating to planning, zoning, licensing, permitting, third party and governmental authorizations, changes in local market conditions, increases in construction costs, the availability and cost of financing, and issues arising from possible discovery of new environmental contamination and the need to conduct environmental remediation. Occupancy rates and rents at any particular redeveloped property may fail to meet our original expectations for a number of reasons beyond our control, including changes in market and economic conditions and the development by competitors of competing properties. We could experience increased and unexpected costs or significant delays or abandonment of some or all of these redevelopment opportunities. For any of the above-described reasons, and others, we may determine to abandon opportunities that we have already begun to explore or with respect to which we have commenced redevelopment efforts and, as a result, we may fail to recover expenses already incurred. We cannot assure you that we will be able to successfully redevelop and lease any of our identified opportunities or that our overall redevelopment program will be successful. Consequences arising from or in connection with any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price.

We may not be able to successfully implement our investment strategy.

We may not be able to successfully implement our investment strategy. We cannot assure you that our portfolio of properties will expand at all, or if it will expand at any specified rate or to any specified size. As part of our overall growth strategy, we regularly review acquisition, financing and development opportunities, and we expect to continue to pursue investments that we believe will benefit our financial performance. We cannot assure you that investment opportunities which meet our investment criteria will be available. Pursuing our investment opportunities may result in the issuance of new equity securities of the Company that may initially be dilutive to our net income, and such investments may not perform as we expect or produce the returns that we anticipate (including, without limitation, as a result of tenant bankruptcies, tenant concessions, our inability to collect rents and higher than anticipated operating expenses). Further, we may not successfully integrate investments into our existing portfolio without operating disruptions or unanticipated costs. To the extent that our current sources of liquidity are not sufficient to fund such investments, we will require other sources of capital, which may or may not be available on favorable terms or at all. Additionally, to the extent that we increase the size of our portfolio, we may not be able to adapt our management, administrative, accounting and operational systems, or hire and retain sufficient operational staff to integrate investments into our portfolio or manage any future investments without operating disruptions or unanticipated costs. Moreover, our continued growth will require increased investment in management personnel, professional fees, other personnel, financial and management systems and controls and facilities, which will result in additional operating expenses. Under the circumstances described above, our results of operations, financial condition and growth prospects may be materially adversely affected.

We are subject to risks inherent in owning and leasing real estate.

We are subject to varying degrees of risk generally related to leasing and owning real estate, many of which are beyond our control. In addition to general risks applicable to us, our risks include, among others: our liability as a lessee for long-term lease obligations regardless of our revenues; deterioration in national, regional and local economic and real estate market conditions; potential changes in supply of, or demand for, rental properties similar to ours; competition for tenants and declining rental rates; difficulty in selling or re-leasing properties on favorable terms or at all; impairments in our ability to collect rent or other payments due to us when they are due; increases in interest rates and adverse changes in the availability, cost and terms of financing; uninsured property liability; the impact of present or future environmental legislation and compliance with environmental laws; adverse changes in zoning laws and other regulations; acts of terrorism and war; acts of God; the potential risk of functional obsolescence of properties over time the need to periodically renovate and repair our properties; and physical or weather-related damage to our properties.

Certain significant expenditures generally do not change in response to economic or other conditions, including: (i) debt service, (ii) real estate taxes, (iii) environmental remediation costs and (iv) operating and maintenance costs. The combination of variable revenue and relatively fixed expenditures may result, under certain market conditions, in reduced earnings and could have an adverse effect on our financial condition.

Each of the factors listed above could cause a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price. In addition, real estate investments are relatively illiquid, which means that our ability to vary our portfolio of properties in response to changes in economic and other conditions may be limited.

Adverse developments in general business, economic or political conditions could have a material adverse effect on us.

Adverse developments in general business and economic conditions, including through recession, downturn or otherwise, either in the economy generally or in those regions in which a large portion of our business is conducted, could have a material adverse effect on us and significantly increase certain of the risks we are subject to. Among other effects, adverse economic conditions could depress real estate values, impact our ability to re-let or sell our properties and adversely affect our tenants’ level of sales and financial performance generally. As our revenues are substantially dependent on the economic success of our tenants, any factors that adversely impact our tenants could also have a material adverse effect on our business, financial condition and results of operations, liquidity, ability to pay dividends, or stock price.

Substantially all of our tenants depend on the same industry for their revenues.

We derive substantially all of our revenues from leasing, primarily on a triple-net basis, and financing convenience store and gasoline station properties to tenants in the petroleum marketing industry. Accordingly, our revenues are substantially dependent on the economic success of the petroleum marketing industry, and any factors that adversely affect that industry, such as disruption in the supply of petroleum or a decrease in the demand for conventional motor fuels due to conservation, technological advancements in petroleum-fueled motor vehicles or an increase in the use of alternative fuel and battery-operated vehicles, or other “green technology,” could have a material adverse effect on our business, financial condition and results of operations, liquidity, ability to pay dividends, or stock price. The success of participants in the petroleum marketing industry depends upon the sale of refined petroleum products at margins in excess of fixed and variable expenses. The petroleum marketing industry is highly competitive and volatile. Petroleum products are commodities, the prices of which depend on numerous factors that affect supply and demand. The prices paid by our tenants and other petroleum marketers for products are affected by global, national and regional factors. A large, rapid increase in wholesale petroleum prices would adversely affect the profitability and cash flows of our tenants if the increased cost of petroleum products could not be passed on to their customers or if automobile consumption of gasoline was to decline significantly. We cannot be certain as to how these factors will affect petroleum product prices or supply in the future, or how in particular they will affect our tenants.

Property taxes on our properties may increase without notice.

Each of the properties we own or lease is subject to real property taxes. The leases for certain of the properties that we lease from third-parties obligate us to pay real property taxes with regard to those properties. The real property taxes on our properties and any other properties that we acquire or lease in the future may increase as property tax rates change and as those properties are assessed or reassessed by tax authorities. To the extent that our tenants are unable or unwilling to pay such increase in accordance with their leases, our net operating expenses may increase.

We are defending pending lawsuits and claims and are subject to material losses.

We are subject to various lawsuits and claims, including litigation related to environmental matters, such as those arising from leaking USTs, contamination of groundwater with methyl tertiary butyl ether (a fuel derived from methanol, commonly referred to as “MTBE”) and releases of motor fuel into the environment, and toxic tort claims. Certain of these proceedings are described in “Item 3. Legal Proceedings” in our Form 10-K and our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The ultimate resolution of certain matters cannot be predicted because considerable uncertainty exists both in terms of the probability of loss and the estimate of such loss. Our ultimate liabilities resulting from the lawsuits and claims we face could cause a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price. For additional information with respect to certain pending environmental lawsuits and claims and environmental remediation obligations and estimates see “Item 3. Legal Proceedings”, “Environmental Matters” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes 3 and 5 in “Item 8. Financial Statements and Supplementary Data” in our Form 10-K and our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

A significant portion of our properties are concentrated in the Northeast and Mid-Atlantic regions of the United States, and adverse conditions in those regions, in particular, could negatively impact our operations.

A significant portion of the properties we own and lease are located in the Northeast and Mid-Atlantic regions of the United States and 58.7 % of our properties at September 30, 2017 are concentrated in four states (New York, Massachusetts, Connecticut and New Jersey). Because of the concentration of our properties in those regions, in the event of adverse economic conditions in those regions, we would likely experience higher risk of default on payment of rent to us than if our properties were more geographically diversified. Additionally, the rents on our properties may be subject to a greater risk of default than other properties in the event of adverse economic, political or business developments or natural hazards that may affect the Northeast or Mid-Atlantic regions of the United States and the ability of our lessees to make rent payments. This lack of geographical diversification could have a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price.

We are in a competitive business.

The real estate industry is highly competitive. Where we own properties, we compete for tenants with a large number of real estate property owners and other companies that sublet properties. Our principal means of competition are rents we are able to charge in relation to the income producing potential of the location. In addition, we expect other major real estate investors, some with much greater financial resources or more experienced personnel than we have, will compete with us for attractive acquisition opportunities. These competitors include petroleum manufacturing, distributing and marketing companies, convenience store retailers, other REITs, public and private investment funds, and other individual and institutional investors. This competition has increased prices for properties we seek to acquire and may impair our ability to make suitable property acquisitions on favorable terms in the future.

We are subject to losses that may not be covered by insurance.

We, and certain of our tenants, carry insurance against certain risks and in such amounts as we believe are customary for businesses of our kind. As the costs and availability of insurance change, however, we may decide not to be covered against certain losses (such as certain environmental liabilities, earthquakes, hurricanes, floods and civil disorder) where, in the judgment of management, the insurance is not warranted due to cost or availability of coverage or the remoteness of perceived risk. Furthermore, there are certain types of losses, such as losses resulting from wars, terrorism or certain acts of God, that generally are not insured because they are either uninsurable or not economically insurable. There is no assurance that the existing insurance coverages are or will be sufficient to cover actual losses incurred. The destruction of, or significant damage to, or significant liabilities arising out of conditions at, our properties due to an uninsured loss would result in an economic loss and could result in us losing both our investment in, and anticipated profits from, such properties. When a loss is insured, the coverage may be insufficient in amount or duration, or a lessee’s customers may be lost, such that the lessee cannot resume its business after the loss at prior levels or at all, resulting in reduced rent or a default under its lease. Any such loss relating to a large number of properties could have a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price.

Failure to qualify as a REIT under the federal income tax laws would have adverse consequences to our shareholders. Uncertain tax matters may have a significant impact on the results of operations for any single fiscal year or interim period or may cause us to fail to qualify as a REIT.

We elected to be treated as a REIT under the federal income tax laws beginning January 1, 2001. To qualify for taxation as a REIT, we must, among other requirements, such as those related to the composition of our assets and gross income, distribute annually to our stockholders at least 90% of our taxable income, including taxable income that is accrued by us without a corresponding receipt of cash. Accordingly, we generally will not be subject to federal income tax on qualifying REIT income, provided that distributions to our shareholders equal at least the amount of our taxable income as defined in the Code.

Many of the REIT requirements are highly technical and complex. If we were to fail to meet the requirements, we may be subject to federal income tax, excise taxes, penalties and interest or we may have to pay a deficiency dividend. We may have to borrow money or sell assets to pay such a deficiency dividend.

We cannot guarantee that we will continue to qualify in the future as a REIT. We cannot give any assurance that new legislation, regulations, administrative interpretations or court decisions will not significantly change the requirements relating to our qualification. If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to shareholders in computing our taxable income and will again be subject to federal income tax at regular corporate rates, we could be subject to the federal alternative minimum tax, we could be required to pay significant income taxes and we would have less money available for our operations and distributions to shareholders. This would likely have a significant adverse effect on the value of our securities. We could also be precluded from treatment as a REIT for four taxable years following the year in which we lost the qualification, and all distributions to shareholders would be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. Loss of our REIT status could have a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price.

We are exposed to interest rate risk and there can be no assurances that we will manage or mitigate this risk effectively.

We are exposed to interest rate risk, primarily as a result of our Credit Agreement. Borrowings under our Credit Agreement bear interest at a floating rate. Accordingly, an increase in interest rates will increase the amount of interest we must pay under our Credit Agreement. Our interest rate risk may materially change in the future if we increase our borrowings under the Credit Agreement, or amend our Credit Agreement or Second Restated Prudential Note Purchase Agreement, seek other sources of debt or equity capital or refinance our outstanding debt. A significant increase in interest rates could also make it more difficult to find alternative financing on desirable terms. For additional information with respect to interest rate risk, see “Item 7A. Quantitative and Qualitative Disclosures About Market Risk” in our Form 10-K and our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Inflation may adversely affect our financial condition and results of operations.

Although inflation has not materially impacted our results of operations in the recent past, increased inflation could have a more pronounced negative impact on any variable rate debt we incur in the future and on our results of operations. During times when inflation is greater than increases in rent, as provided for in our leases, rent increases may not keep up with the rate of inflation. Likewise, even though our triple-net leases reduce our exposure to rising property expenses due to inflation, substantial inflationary pressures and increased costs may have an adverse impact on our tenants if increases in their operating expenses exceed increases in revenue, which may adversely affect our tenants’ ability to pay rent.

Future issuances of equity securities could dilute the interest of holders of our equity securities.

Our future growth depends upon our ability to raise additional capital. If we were to raise additional capital through the issuance of equity securities, such issuance, the receipt of the net proceeds thereof and the use of such proceeds may have a dilutive effect on our expected earnings per share, funds from operations per share, and adjusted funds from operations per share. The actual amount of such dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities in the future. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after an offering or the perception that such sales could occur.

We may change our dividend policy and the dividends we pay may be subject to significant volatility.

The decision to declare and pay dividends on our common stock in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of directors and will depend upon such factors as the board of directors deems relevant and the dividend paid may vary from expected amounts. Any change in our dividend policy could adversely affect our business and the market price of our common stock. In addition, each of the Credit Agreement and the Second Restated Prudential Note Purchase Agreement prohibit the payments of dividends during certain events of default. No assurance can be given that our financial performance in the future will permit our payment of any dividends or that the amount of dividends we pay, if any, will not fluctuate significantly.

Under the Maryland General Corporation Law, our ability to pay dividends would be restricted if, after payment of the dividend, (i) we would not be able to pay indebtedness as it becomes due in the usual course of business or (ii) our total assets would be less than the sum of our liabilities plus the amount that would be needed, if we were to be dissolved, to satisfy the rights of any shareholders with liquidation preferences. There currently are no shareholders with liquidation preferences. No assurance can be given that our financial performance in the future will permit our payment of any dividends. Each of the Credit Agreement and the Second Restated Prudential Note Purchase Agreement contain customary financial covenants such as availability, leverage and coverage ratios and minimum tangible net worth, as well as limitations on restricted payments, which may limit our ability to incur additional debt or pay dividends. As a result of the factors described above, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, stock price and ability to pay dividends.

Changes in market conditions could adversely affect the market price of our publicly traded common stock.

As with other publicly traded securities, the market price of our publicly traded common stock depends on various market conditions, which may change from time-to-time. Among the market conditions that may affect the market price of our publicly traded common stock are the following: our financial condition and performance and that of our significant tenants; the market’s perception of our growth potential and potential future earnings; the reputation of REITs generally and the reputation of REITs with portfolios similar to us; the attractiveness of the securities of REITs in comparison to securities issued by other entities (including securities issued by other real estate companies); an increase in market interest rates, which may lead prospective investors to demand a higher distribution rate in relation to the price paid for publicly traded securities; the extent of institutional investor interest in us; and general economic and financial market conditions.

In order to preserve our REIT status, our charter limits the number of shares a person may own, which may discourage a takeover that could result in a premium price for our common stock or otherwise benefit our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT for federal income tax purposes. Unless exempted by our board of directors, no holder may (i) own, or be deemed to own by virtue of certain constructive ownership provisions of the Code, in excess of 5.0% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock or (ii) own, or be deemed to own by virtue of certain other constructive ownership provisions of the Code, in excess of 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock, which may inhibit large investors from desiring to purchase our stock. This restriction may have the effect of delaying, deferring, or preventing a change in control, including an extraordinary transaction (such as a merger, tender offer, or sale of all or substantially all of our assets) that might provide a premium price for our common stock or otherwise be in the best interest of our stockholders.

Maryland law may discourage a third-party from acquiring us.

We are subject to the provisions of the Maryland Business Combination Act (the “Business Combination Act”) which prohibits transactions between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Generally, pursuant to the Business Combination Act, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of a Maryland corporation’s voting stock. These provisions could have the effect of delaying, preventing or deterring a change in control of our Company or reducing the price that certain investors might be willing to pay in the future for shares of our capital stock. Additionally, the Maryland Control Share Acquisition Act may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. In our charter and bylaws, we have elected not to have the Maryland Control Share Acquisition Act apply to any acquisition by any person of shares of stock of our Company. In the case of the control share acquisition statute, however, our board of directors may opt to make this statute applicable to us at any time by amending our bylaws, and may do so on a retroactive basis. Finally, the “unsolicited takeovers” provisions of the Maryland General Corporation Law permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain provisions that may have the effect of inhibiting a third-party from making an acquisition proposal for our Company or of delaying, deferring or preventing a change in control of our Company under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then current market price or that stockholders may otherwise believe is in their best interests.

The loss of certain members of our management team could adversely affect our business.

Our future success and ability to implement our business and investment strategy depends, in part, on our ability to attract and retain key management personnel and on the continued contributions of members of our senior management team, each of whom would be difficult to replace. As a REIT, we employ only 30 employees and have a cost-effective management structure. We do not have any employment agreements with any of our executives. In the event of the loss of key management personnel, or upon unexpected death, disability or retirement, we may not be able to find replacements with comparable skill, ability and industry expertise which could have a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price.

Amendments to the Accounting Standards Codification made by the Financial Accounting Standards Board (the “FASB”) or changes in accounting standards issued by other standard-setting bodies may adversely affect our reported revenues, profitability or financial position.

Our consolidated financial statements are subject to the application of Generally Accepted Accounting Principles (“GAAP”) in accordance with the Accounting Standards Codification, which is periodically amended by the FASB. The application of GAAP is also subject to varying interpretations over time. Accordingly, we are required to adopt amendments to the Accounting Standards Codification or comply with revised interpretations that are issued from time-to-time by recognized authoritative bodies, including the FASB and the SEC. Those changes could adversely affect our reported revenues, profitability or financial position.

Our assets may be subject to impairment charges.

We periodically evaluate our real estate investments and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on GAAP, and includes a variety of factors, such as market conditions, the accumulation of asset retirement costs due to changes in estimates associated with our estimated environmental liabilities, the status of significant leases, the financial condition of major tenants and other assumptions and factors that could affect the cash flow from or fair value of our properties. During the nine months ended September 30, 2017, we recorded $7.0 million of impairment charges. We may be required to take similar impairment charges, which could affect the implementation of our current business strategy and have a material adverse effect on our financial condition and results of operations.

Terrorist attacks or other acts of violence or war may affect the market on which our common stock trades, the markets in which we operate, our operations or our results of operations.

Terrorist attacks or other acts of violence or war could affect our business or the businesses of our tenants. The consequences of armed conflicts are unpredictable, and we may not be able to foresee events that could have a material adverse effect on us. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. Terrorist attacks also could be a factor resulting in, or a continuation of, an economic recession in the United States or abroad. Any of these occurrences could have a material adverse effect on our business, financial condition, results of operations, liquidity, ability to pay dividends, or stock price.

We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include personal identifying information of tenants and lease data. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential tenant information, such as individually identifiable information relating to financial accounts. Although we have taken steps to protect the security of the data maintained in our information systems, it is possible that our security measures will not be able to prevent the systems’ improper functioning, or the improper disclosure of personally identifiable information such as in the event of cyberattacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. Any failure to maintain proper function, security and availability of our information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect us.

RATIO OF EARNINGS TO FIXED CHARGES

We present below our ratio of earnings to fixed charges. For purposes of computing the ratio of earnings to fixed charges, earnings represent (i) earnings from continuing operations before income taxes, plus (ii) fixed charges, plus (iii) amortized premiums and discounts related to indebtedness and interest expense. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discounts and the interest component of rental expense.

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	3.18x	3.20x	3.33x	2.55x	2.80x	1.87x

USE OF PROCEEDS

Except as described in any prospectus supplement, we intend to use the net proceeds of any sale of securities for acquisition of and investment in individual properties and real estate portfolios that meet our investment criteria. We also intend to use the net proceeds of any sale of securities for repayment or refinancing of all or portion of our outstanding indebtedness under the Revolving Facility, general corporate purposes and working capital. We may re-borrow amounts repaid under the Revolving Facility to fund future property acquisitions and for other general corporate purposes. Pending application of such net proceeds, we will invest such proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with our intention to continue to qualify for taxation as a REIT.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement.

The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our capital stock that we may offer in offerings under this prospectus. The statements below describing our capital stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws, which are exhibits to the registration statement that includes this prospectus. The terms of our capital stock may also be affected by Maryland law.

Common Stock

We have the authority to issue 60,000,000 shares of common stock, par value $0.01 per share. At October 26, 2017, we had outstanding 39,609,859 shares of common stock. Our common stock is traded on the New York Stock Exchange under the symbol “GTY.”

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. For the election of our board of directors, holders of common stock are not entitled to cumulative voting rights. Our common stockholders are entitled to receive ratably such dividends that we declare out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Getty, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of our preferred stock. The holders of our common stock have no preemptive rights or rights to convert their common stock into other securities. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of our preferred stock.

Under the Maryland General Corporation Law and our charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of our common stock may be made only if, after giving effect to the distribution, our total assets are greater than our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock. We have complied with this requirement in all of our prior distributions to holders of common stock.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. A Maryland corporation may provide, however, in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Preferred Stock

We have the authority to issue 10,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors has the authority, without further action by the holders of common stock, to issue shares of preferred stock in one or more classes or series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change in control of us or make removal of our management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock. As of October 31, 2017, we do not have any preferred stock outstanding.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the board of directors by filing articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Ownership and Transfer Restrictions

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code. Our charter prohibits any holder from owning, or being deemed to own by virtue of the constructive ownership provisions of the Code, shares of our capital stock to the extent that such ownership or deemed ownership would result in the Company failing to qualify as a REIT.

In addition, subject to certain exceptions specified in our charter, (a) no holder may (i) own, or be deemed to own by virtue of certain constructive ownership provisions of the Code, in excess of 5.0% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock or (ii) own, or be deemed to own by virtue of certain other constructive ownership provisions of the Code, in excess of 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock; (b) no holder may (i) own, or be deemed to own by virtue of certain constructive ownership provisions of the Code, in excess of 5.0% of the number (in value or in number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our preferred stock or (ii) own, or be deemed to own by virtue of certain other constructive ownership provisions of the Code, in excess of 9.9% (by value or number of shares, whichever is more restrictive) of any class or series of outstanding shares of our preferred stock; and (c) no holder may (i) own, or be deemed to own by virtue of certain constructive ownership provisions of the Code, in excess of 5.0% (in value) of the aggregate of the outstanding shares of our capital stock or (ii) own, or be deemed to own by virtue of certain other constructive ownership provisions of the Code, in excess of 9.9% (in value) of the aggregate of the outstanding shares of our capital stock.

The constructive ownership rules under the Code are complex and may cause shares of capital stock owned actually or constructively by a group of related individuals or entities or both to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 5.0% of our outstanding common stock, 5.0% of our outstanding preferred stock or 5.0% of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own our stock in excess of the above ownership limits.

Our board of directors may waive the ownership limit and the related party limit (as described below) with respect to a particular stockholder if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Because rent from related party tenants is not qualifying rent for purposes of the gross income tests under the Code, our charter provides that no individual or entity may own, or be deemed to own by virtue of certain constructive ownership provisions of the Code (which differ from the constructive ownership provisions applied to the above ownership limits), in excess of 9.9% in value of the outstanding common stock of a tenant of the Company. We refer to this ownership limit as the related party limit. As a condition of any waiver, our board of directors may require a ruling from the Internal Revenue Service (the “IRS”), an opinion of counsel satisfactory to it or an undertaking, or both from the applicant with respect to preserving our REIT status. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of capital stock in excess of the ownership limit or the related party limit, or shares which would otherwise cause the REIT to be beneficially owned by less than 100 persons or which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the ownership limit or the related party limit, or shares which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will automatically be transferred to a trustee of a trust for the benefit of one or more charitable beneficiaries selected by us. While these shares are held in trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions and will be entitled to exercise all voting rights with respect to those shares. Within 20 days of the transfer, the trustee shall sell the shares held in the trust to one of more persons, designated by the trustee, whose ownership of the shares will not violate the ownership limit. The net proceeds shall be divided as follows: the intended transferee will receive the lesser of (i) the price paid by the intended transferee or, if the intended transferee did not give value for such shares (through a gift, devise or otherwise), a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sales proceeds in excess of the amount payable to the intended transferee shall be immediately paid to the charitable beneficiary.

In addition, until the trustee has sold the shares of stock held in trust, such shares are purchasable by us at a price equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price for the stock on the date we determine to purchase the stock.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Our board of directors granted exemptions from the ownership limit to certain existing stockholders (Leo Liebowitz, Howard Safenowitz and Milton Cooper and their affiliated trusts and partnerships) who own shares of our common stock in excess of the ownership limits.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc., 462 South 4th Street, Suite 1600 Louisville, KY 40202.

Possible Anti-Takeover Effects of Maryland Law and our Charter and Bylaws

Our charter and bylaws contain certain provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. In addition, certain provisions of the Maryland General Corporation Law may hinder or delay an attempted takeover of our company other than through negotiation with our board of directors. These provisions could discourage attempts to acquire us or remove our management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in our stockholders’ receiving a premium over the market price of their shares of our capital stock.

Number of Directors; Vacancies. The number of directors on our board of directors may only be altered by the action of a majority of our entire board of directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors. A vacancy on our board of directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, although such majority may be less than a quorum. Any individual so elected as director holds office until the next annual meeting of stockholders and until his successor is elected and qualifies.

Power to Issue Preferred Stock. Our board of directors has the authority, without further action by the holders of our common stock, to issue shares of preferred stock in one or more classes or series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock.

Power to Reclassify Shares of Our Stock. Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into one or more classes or series of stock, and to divide and classify shares of any class into one or more series of such class. Prior to issuance of classified or reclassified shares of any class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.

Special Stockholders’ Meetings. Our bylaws provide that special meetings of stockholders may be called only by our president, chairman of the board, chief executive officer or board of directors, or by our stockholders only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Advance Notice Provisions. Our bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our bylaws provide that only persons who are nominated by or at the direction of our board of directors or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board of directors or by a stockholder in compliance with the procedures in our bylaws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders.

Restrictions of Transfer. The ownership and transfer restriction provisions in our charter described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which stockholders might receive a premium for their stock over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Maryland Business Combination Act. In addition to these provisions of our charter and bylaws, we are subject to the provisions of Maryland Business Combination Act (the “Business Combination Act”), which prohibits transactions between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Generally, pursuant to the Business Combination Act, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of a Maryland corporation’s voting stock. These provisions could have the effect of delaying, preventing or deterring a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our capital stock.

Maryland Control Share Acquisition Act. The Maryland Control Share Acquisition Act may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. In our charter and bylaws, we have elected not to have the Maryland Control Share Acquisition Act apply to any acquisition by any person of shares of stock of our Company.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of Getty Realty Corp., to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee (collectively, the “indenture”). The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that supplement with the SEC. A form of the senior indenture and a form of the subordinated indenture under which we may issue our debt securities, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find Additional Information.” Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

General

We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We may issue the debt securities issued under the indenture as “original issue discount securities,” which means that they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	if applicable, the duration and terms of the right to extend interest payment periods;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	whether the debt securities will be guaranteed.

Conversion and Exchange Rights

If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange.

Subordination of Subordinated Debt Securities

We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name any other paying agents for the debt securities of a particular series in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger or Sale of Assets

Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	our failure to pay the principal of or any premium on any debt security when due;

•	our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	our failure to deposit any sinking fund payment when due;

•	our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

•	no event of default has occurred and continues to occur;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

Warrant to Purchase Common Stock or Preferred Stock

The following summarizes the terms of the common stock warrants and preferred stock warrants that we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General. We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement, including, but not limited to:

•	the offering price, if any;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	U.S. federal income tax consequences;

•	call provisions, if any;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, any antidilution provisions.

Exercise of Stock Warrants. You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders. Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.

Warrants to Purchase Debt Securities

The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

General. We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement, including, but not limited to:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

•	if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the debt warrants begins and expires;

•	U.S. federal income tax consequences;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which we will list in the prospectus supplement. You will not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.

Exercise of Debt Warrants. You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant certificate, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant certificate representing the unexercised debt warrants.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any shares of common stock, shares of preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations relating to our taxation as a REIT under the Code. This section also summarizes material U.S. federal income tax considerations relating to the ownership and disposition of our common stock. A prospectus supplement will contain information about additional U.S. federal income tax considerations, if any, relating to a particular offering of preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

DLA Piper LLP (US) has reviewed this summary and is of the opinion that the discussion contained herein fairly summarizes the U.S. federal income tax consequences that are material to a holder of our common stock. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to shareholders (including, but not limited to, insurance companies, tax-exempt entities, persons subject to the alternative minimum tax, financial institutions or broker-dealers, persons holding stock through partnerships and other pass-through entities, regulated investment companies, REITs, persons holding our common stock as part of a hedge, straddle, conversion or other risk reduction or constructive sale transaction, foreign corporations and persons who are not citizens or residents of the United States (except as discussed below), U.S. expatriates and persons whose functional currency is not the U.S. dollar) who are subject to special treatment under the U.S. federal income tax laws.

The information in this section is based on the current provisions of the Code, current final, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies reflected in private letter rulings issued to other taxpayers, which rulings would not be binding on the IRS in any of its dealings with us. These sources are being relied upon as of the date of this prospectus. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of law, on which the information in this section is based. Any change of this kind could apply retroactively to transactions preceding the date of the change in law. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion will not be challenged by the IRS or will be sustained by a court if so challenged.

Each prospective shareholder is advised to consult with his or her own tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of our status as a REIT and the ownership and sale of our stock. This includes the U.S. federal, state, local, and foreign income and other tax consequences of the ownership and sale of our stock, and the potential impact of changes in applicable tax laws.

Taxation of Getty Realty Corp.

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, and we believe that we have met the requirements for qualification and taxation as a REIT since our initial REIT election in 2001. We intend to continue to operate in such a manner as to continue to so qualify, but no assurance can be given that we have qualified or will remain qualified as a REIT. We have not requested and do not intend to request a ruling from the IRS as to our current status as a REIT. However, we have received an opinion from DLA Piper LLP (US) stating that, since the commencement of our taxable year which began January 1, 2012 through the tax year ending December 31, 2016, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of organization and operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT for our current and subsequent taxable years. It must be emphasized that this opinion is based on various assumptions and on our representations concerning our organization and operations, including an assumption that we qualified as a REIT at all times from January 1, 2001 through December 31, 2011, and including representations regarding the nature of our assets and the conduct and method of operation of our business. The opinion cannot be relied upon if any of those assumptions and representations later prove incorrect or the facts otherwise vary from those relied on by DLA Piper LLP (US) in rendering the opinion. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, requirements as to distribution and diversity of stock ownership, and various other REIT qualification tests imposed under the Code, the results of which will not be reviewed by DLA Piper LLP (US). Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements. For additional information regarding the risks associated with our failure to qualify as a REIT, see the discussion under the caption “Risk Factors” beginning on page 4 of this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement.

The opinion of DLA Piper LLP (US) is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a tax ruling (which we will not seek), this opinion is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our status as a REIT.

If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income and capital gain that we distribute (or are deemed to distribute) currently to our shareholders. Even if we qualify as a REIT, however, we will be subject to federal income taxes under the following circumstances. First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the “alternative minimum tax” on certain items of tax preference. Third, if we have (i) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. This 100% tax on income from prohibited transactions is discussed in more detail below. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the gross income attributable to the greater of the amount by which we failed the 75% test or the amount by which we failed the 95% test, multiplied by a fraction intended to reflect our profitability. Sixth, if we were to violate one or more of the REIT asset tests (as discussed below) under certain circumstances, but the violation was due to reasonable cause and not willful neglect and we were to take certain remedial actions, we may avoid a loss of our REIT status by, among other things, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during a specified period. Seventh, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income (including net capital gain) from prior years, subject to certain adjustments, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Eighth, if we were to acquire any asset, directly or indirectly, from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we were to recognize gain on the disposition of such asset during the 5-year period beginning on the date on which we acquired such asset, then, to the extent of such property’s “built-in” gain (the excess of the fair market value of such property at the time we acquired it over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. We refer to this tax as the “Built-in Gains Tax.” Ninth, if we fail to satisfy certain of the REIT qualification requirements under the Code (other than the gross income and asset tests), and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure to maintain our REIT status. Finally, if we fail to comply with the requirements to send annual letters to certain shareholders requesting information regarding the actual ownership of our outstanding stock and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

Activities conducted by a taxable REIT subsidiary are subject to federal income tax at regular corporate rates. In general, a taxable REIT subsidiary may engage in activities that, if engaged in directly by a REIT, would produce income that does not satisfy the REIT gross income tests, described below, or income that, if earned by the REIT, would be subject to the 100% tax on prohibited transactions, also described below. A number of constraints, however, are imposed on REITs and their taxable REIT subsidiaries to ensure that taxable REIT subsidiaries pay an appropriate corporate-level tax on their income. For example, a taxable REIT subsidiary is subject to the “earnings stripping” rules of the Code with respect to interest paid to the REIT, which could defer or disallow a portion of our taxable REIT subsidiary’s deductions for interest paid to us under certain circumstances. In addition, if a taxable REIT subsidiary were to make deductible payments to us (such as interest or rent), and the amount of those deductible payments is determined by the IRS to exceed the amount that unrelated parties would charge to each other, we would be subject to a 100% penalty tax on the excess payments. We would incur a similar 100% penalty tax on a portion of the rent we receive from our tenants, to the extent that the IRS determines that the rent payments are attributable to certain services provided to our tenants by a taxable REIT subsidiary without receiving adequate compensation either from us or from our tenants. We have only one taxable REIT subsidiary and as of the date of this prospectus; it has no activities or assets.

Requirements for Qualification. The Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

(4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7) which makes an election to be a REIT (or has made such an election for a previous taxable year, which election has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT status;

(8) which uses the calendar year as its taxable year; and

(9) which meets certain other tests, described below, regarding the nature of its income and assets and regarding distributions to its shareholders.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We have issued sufficient shares of our common stock with sufficient diversity of ownership to allow us to satisfy requirements (5) and (6). We will be treated as having met condition (6) above if we complied with certain Treasury regulations for ascertaining the ownership of our stock and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held to cause us to fail condition (6). In addition, Article VI of our Articles of Incorporation contains restrictions regarding the transfer and ownership of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above but without causing us to violate the freely transferable shares requirement described in clause (2) above. See “Description of Capital Stock—Ownership and Transfer Restrictions.”

In the case of a REIT owning an interest in a partnership, joint venture, limited liability company, or other legal entity that is classified as a partnership for federal income tax purposes (which we refer to collectively as partnerships), the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share (based on the REIT’s capital interest in the partnership). In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests that are discussed below. As of the date of this prospectus, we do not own any interests in entities that are treated as partnerships for federal tax purposes.

Income Tests. To maintain our qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, mortgage interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Any properly identified transaction that we entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets (including for periods after December 31, 2016, certain transactions related to the termination of such hedge) must constitute a “hedging transaction” (as defined in Section 1221(b)(2)(A)(ii) or (iii) of the Code and the Treasury regulations thereunder) to avoid giving rise to non-qualifying gross income, and any income or gain that we derive from such a properly-identified hedging transaction will be excluded from our gross income for purposes of the 95% gross income test (but not the 75% gross income test). For hedging transactions entered into after July 30, 2008, such income is also excluded for purposes of the 75% gross income test.

Rents that we receive will qualify as “rents from real property” in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as “rents from real property” if we directly or constructively were deemed to own 10% or more of the ownership interests in such tenant (a “Related Party Tenant”), unless such tenant is our taxable REIT subsidiary and certain other conditions are satisfied. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rent to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to our tenants, other than through an “independent contractor” from whom we derive no revenue. The “independent contractor” requirement, however, does not apply to the extent the services we provide are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, the “independent contractor” requirement will not apply to noncustomary services we provide, if the annual value of such noncustomary services does not exceed 1% of the gross income derived from the property with respect to which the noncustomary services are provided (the “1% de minimis exception”). For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiary is permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as “rents from real property.”

From time to time, we may derive rent from certain tenants based, in whole or in part, on the net profits of the tenant, rent from Related Party Tenants, or rent that is more than 15% attributable to personal property. However, the amount of such nonqualifying rent income, if any, is not expected to be material, and we have complied and believe we will continue to comply with the 95% and 75% gross income tests. In addition, based on our knowledge of the real estate markets in the geographic regions in which we operate, we believe that all services that are provided to the tenants of the properties generally will be considered “usually or customarily” rendered in connection with the rental of comparable real estate. Further, we intend to provide any noncustomary services only through qualifying independent contractors, through our taxable REIT subsidiary or in compliance with the 1% de minimis exception.

If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect and we attach a schedule to our federal income tax return containing certain information concerning our gross income. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “General,” even if these relief provisions were to apply, a tax would be imposed with respect to the excess income.

Asset Tests. At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (including our allocable share of real estate assets held by any partnerships in which we own interests), certain temporary investments in stock or debt instruments purchased with the proceeds of a stock offering or a public offering of long-term debt (but only for the one-year period beginning on the date we receive the applicable offering proceeds), cash, certain cash items and government securities. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, for periods after December 31, 2015, not more than 25% of our total assets may be represented by nonqualified publicly offered REIT debt instruments as defined in Section 856(c)(5)(L)(ii). Fourth, of the investments included in the 25% asset class, the value of any one issuer’s debt and equity securities that we own may not exceed 5% of the value of our total assets (the “5% asset test”). Fifth, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities (the “10% voting securities test”). Sixth, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities (the “10% value test”), subject to certain exceptions. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests.

The following assets (“qualifying debt”) are not treated as “securities” held by us for purposes of the 10% value test: (i) “straight debt” meeting certain requirements, unless we hold (either directly or through our “controlled” taxable REIT subsidiary) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer’s outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as “rents from real property” under the 75% and 95% gross income tests; (v) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity; (vi) securities issued by another qualifying REIT; and (vii) other arrangements identified in Treasury regulations (which have not yet been issued or proposed). The following rules apply to interests in a partnership:

•	Our interest as a partner in a partnership is not itself considered a security for purposes of the 10% value test.

•	Instead, we are deemed to own our proportionate share of each of the partnership assets.

•	Our interest in the partnership assets is our proportionate interest in any securities issued by the partnership, which includes our partnership interest and any debt issued by the partnership which is not qualifying debt. In effect, debt issued by the partnership to us which is not qualifying debt is generally treated as part of our partnership interest for purposes of applying these look-through principles.

In addition, any non-qualifying debt issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test and, if the partnership fails to meet the 75% gross income test, then the non-qualifying debt issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership.

The 10% voting securities test and the 10% value test do not apply to the securities of a taxable REIT subsidiary. However, the value of the debt and equity securities of all taxable REIT subsidiaries we own cannot represent more than 25% of the value of our total assets (20% of the value of our total assets in taxable years prior to 2009 and after 2017). Any corporation in which a REIT directly or indirectly owns stock (other than another REIT or a corporation engaged in certain specified activities) may be treated as a taxable REIT subsidiary if the REIT and the corporation file a joint election with the IRS for the corporation to be treated as a taxable REIT subsidiary of the REIT.

We believe that our debt and equity securities of our taxable REIT subsidiary have represented, at all relevant times, less than 20% of the value of our total assets. We also believe that the value of the securities, including unsecured debt, of each other issuer in which we have owned an interest, excluding equity interests in partnerships (which are looked through rather than treated as securities for purposes of the REIT asset tests), has never exceeded 5% of the total value of our assets and that we comply with the 10% voting securities test and the 10% value test (taking into account the various exceptions referred to above). No independent appraisals have been obtained, however, to support these conclusions, and DLA Piper LLP (US), in rendering the tax opinion described above, is relying upon our representations regarding the value of our securities and our other assets. Although we plan to take steps to ensure that we continue to satisfy all of the applicable REIT asset tests, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in our taxable REIT subsidiary or changes in our other investments.

If we were to fail any of the asset tests discussed above at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain relief provisions. Under one of these relief provisions, if we were to fail the 5% asset test, the 10% voting securities test, or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which we identified the failure. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which we identified the failure, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date that the failure occurred and ending on the date we dispose of the asset (or otherwise cure the asset test failure). It is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

Annual Distribution Requirements. To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income (including any net capital gain) from prior periods, subject to certain adjustments, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we may not have sufficient cash or liquid assets, from time to time, to meet the distribution requirements due to timing differences between the receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). In the event that such timing differences occur, we may need to borrow money, sell assets, pay taxable stock dividends (for example, where shareholders may elect to receive a dividend paid in cash or with newly issued shares of our common stock), or take other measures to permit us to pay the required dividends.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and penalties, if any, to the IRS based upon the amount of any deduction taken for deficiency dividends.

We are generally allowed a deduction for dividends paid to our shareholders. In order to qualify for the deduction, a dividend must not be a “preferential dividend.” For this purpose, a dividend is preferential unless it is distributed pro rata to shareholders, with no preference to any share of stock compared with other shares of the same class, and with no preference to one class as compared with another except to the extent that the class is entitled to a preference. For taxable years beginning after December 31, 2014 the preferential dividend rule was repealed for publicly offered REITs (a REIT is publicly offered if it is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934). If we continue to be a publicly offered REIT, the preferential dividend rule will not apply to us.

Failure to Qualify. If we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we were to fail to qualify for taxation as a REIT in any taxable year and no relief provisions were to apply, we would be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible from our taxable income, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to our shareholders will be taxable as regular dividend income. Under these circumstances, subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction and individual shareholders may be eligible for a reduced tax rate on “qualified dividend income” received from regular C corporations. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. In addition, to re-elect REIT status after being disqualified, we would have to distribute as dividends, no later than the end of our first taxable year as a re-electing REIT, all of the earnings and profits attributable to any taxable years for which we were a taxable C corporation. Thus, to re-elect REIT status after being disqualified, we could be required to incur substantial indebtedness or liquidate substantial investments in order to make such distributions.

Prohibited Transactions Tax. Any gain that a REIT recognizes from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (excluding sales of foreclosure property and sales conducted by taxable REIT subsidiaries) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all of the facts and circumstances of the particular transaction. Under a statutory safe harbor, however, we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years prior to the sale; (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property; (iii) (a) during the taxable year we do not make more than 7 sales of property (other than sales of foreclosure property or sales to which Section 1033 applies) or (b) the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of property (other than sales of foreclosure property or sales to which Section 1033 applies) that we sell during the taxable year does not exceed 10 percent of the aggregate bases (as so determined) of all of our assets as of the beginning of the taxable year, or (c) the fair market value of property (other than sales of foreclosure property or sales to which Section 1033 applies) that we sell during the taxable year does not exceed 10 percent of the fair market value of all of our assets as of the beginning of the taxable year; (iv) in the case of property, which consists of land or improvements, not acquired through foreclosure (or deed in lieu of foreclosure), or lease termination, we have held the property for not less than 2 years for production of rental income; and (v) if the requirement of clause (iii)(a) is not satisfied, substantially all of the marketing and development expenditures with respect to the property were made through (a) an independent contractor (as defined in Section 856(d)(3)) from whom we do not derive or receive any income or (b) after December 31, 2015, a taxable REIT subsidiary.

For taxable periods after December 31, 2015, the safe harbor at subparagraph (iii)(b) and (c), above, is modified as follows: (1) subclause (b) maybe applied by substituting ‘20 percent’ for ‘10 percent’ and the ratio of (x) the aggregate adjusted bases of the property we have sold during the 3-year period ending with the taxable year to (y) the sum of the aggregate adjusted bases of all of our property as of the beginning of each year in such period does not exceed 10 percent; and (2) subclause (c) maybe applied by substituting ‘20 percent’ for ‘10 percent’ and the ratio of (x) the aggregate fair market values of the property we have sold during the 3-year period ending with the taxable year to (y) the sum of the aggregate fair market values of all of our property as of the beginning of each year in such period does not exceed 10 percent.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. Not all of our property sales will qualify for the safe harbor. Nevertheless, we intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives. However, the IRS may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales. Because of this prohibited transactions tax, we intend that sales of property to customers in the ordinary course of business will be made by a taxable REIT subsidiary, which will be subject to corporate-level tax on its profit but will not be subject to the 100% penalty tax on prohibited transactions.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders. As used herein, the term “U.S. shareholder” means a beneficial holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership as a U.S. person will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Under current law, certain “qualified dividend income” received by non-corporate U.S. shareholders is subject to tax at the same tax rates as long-term capital gain. Dividends received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will be subject to tax at ordinary income rates subject to three narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. Under the third exception, dividends received from a REIT may be treated as “qualified dividend income” to the extent attributable to earnings and profits accumulated in non-REIT taxable years. We do not expect to receive a material amount of dividends from our taxable REIT subsidiary or from other taxable corporations, we do not expect to pay a material amount of federal income tax on undistributed REIT taxable income or a material amount of Built-in Gains Tax, and we believe that we have previously distributed as dividends all of our non-REIT accumulated earnings and profits. Therefore, as long as we qualify as a REIT, distributions made to our non-corporate U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders who meet certain holding period requirements, to the limited extent that one of the foregoing exceptions applies). In addition, as long as we qualify as a REIT, corporate U.S. shareholders will not be eligible for the dividends received deduction as to any dividends received from us.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of our common stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares of our common stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held by the distributee for one year or less), assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend that we declare in October, November or December of any year payable to a shareholder of record on a specific date in any such a month shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

We may elect to retain and pay income tax on all or a portion of the net long-term capital gain that we receive in a taxable year and do not distribute as a capital gain dividend. In that case, to the extent that we designate such amount in a timely notice to such shareholder, our shareholders would be required to include in their income as long-term capital gain their proportionate shares of our undistributed net capital gain. Each shareholder would be deemed to have paid his or her proportionate share of the income tax imposed on us with respect to such undistributed net capital gain, and this amount would be credited or refunded to the shareholder in computing his or her own federal income tax liability. In addition, the tax basis of the shareholder’s stock would be increased by his or her proportionate share of the undistributed net capital gains included in his or her income, less his or her proportionate share of the income tax imposed on us with respect to such gains.

U.S. shareholders may not include in their individual income tax returns any of our net operating losses or net capital losses. Instead, we would carry over such losses for potential offset against our future income, subject to certain limitations. Taxable distributions from us and gain from the sale of our shares will not be treated as passive activity income and, therefore, U.S. shareholders generally will not be able to apply any “passive activity losses” (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of our stock (or distributions, if any, taxable at capital gain rates), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains or distributions, as the case may be, will be taxed at ordinary income rates. For purposes of computing each shareholder’s alternative minimum taxable income, certain of our “differently treated items” for each taxable year (for example, differences in computing depreciation deductions for regular tax purposes and alternative minimum tax purposes) may be apportioned to our shareholders in accordance with Section 59(d)(1)(A) of the Code.

In general, any gain or loss realized upon a taxable disposition of our shares by a U.S. shareholder who is not a dealer in securities will be treated as a capital gain or loss. Any loss upon a sale or exchange of shares of our common stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of actual or deemed distributions from us that were required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of our shares may be disallowed if other shares of our stock are purchased within 30 days before or after the disposition.

For non-corporate taxpayers, the tax rate differential between capital gain and ordinary income may be significant. Under current law, the highest marginal non-corporate income tax rate applicable to ordinary income is 39.6%. Any capital gain recognized generally will be taxed to a non-corporate taxpayer at a maximum rate of 20% with respect to capital assets held for more than one year. The tax rates applicable to ordinary income apply to gain from the sale or exchange of capital assets held for one year or less. In the case of capital gain attributable to the sale or exchange of certain real property held for more than one year, an amount of such gain equal to the amount of all prior depreciation deductions not otherwise required to be taxed as ordinary depreciation recapture income will be taxed at a maximum rate of 25%. With respect to distributions designated by us as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we also may designate, and will notify our shareholders, whether the dividend is taxable to non-corporate shareholders at regular long-term capital gain rates or at the 25% rate applicable to unrecaptured depreciation.

The characterization of income as capital or ordinary also may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer’s ordinary income only up to a maximum annual amount of $3,000. Non-corporate taxpayers may carry forward their unused capital losses. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of its capital gains, with unused losses eligible to be carried back three years and forward five years.

Medicare Tax. The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. holders that are individuals, estates, and trusts pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of our common stock to the extent that the U.S. holder’s adjusted gross income exceeds certain thresholds. Prospective investors should consult their own tax advisors regarding this potential impact of this tax on their individual circumstances.

Information Reporting and Backup Withholding. We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding (currently at a 28% rate), with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be applied as a credit against the shareholder’s federal income tax liability, which could result in a refund. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us. See “Taxation of Foreign Shareholders” below.

Taxation of Tax-Exempt Shareholders. The IRS has ruled publicly that amounts distributed by a REIT to a tax-exempt employees’ pension trust do not constitute “unrelated business taxable income” (“UBTI”). Based upon this ruling and subject to the discussion below regarding qualified pension trust investors, distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares of our stock are not otherwise used in an unrelated trade or business of the tax-exempt entity. Revenue rulings, however, are interpretive in nature and subject to revocation or modification by the IRS.

A “qualified trust” (defined to be any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) by relying on a special “look-through” rule under which shares held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” if either (i) a single qualified trust holds more than 25% of the value of the REIT’s shares or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT’s shares, hold in the aggregate more than 50% of the value of the REIT’s shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT’s shares is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying upon the “look-through” rule.

Taxation of Foreign Shareholders. The rules governing U.S. federal income taxation of persons that are not U.S. shareholders (“Non-U.S. shareholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. shareholder’s conduct of a U.S. trade or business, the Non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. shareholder that are not designated as capital gain dividends unless (i) a lower treaty rate applies and the required IRS Form W-8BEN, or Form W-8BEN-E, evidencing eligibility for that reduced rate is filed with us or (ii) the Non-U.S. shareholder files an IRS Form W-8ECI with us properly claiming that the distribution is “effectively connected” income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares of stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. shareholder’s shares, such excess will constitute gain that may be subject to U.S. federal income tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. In addition, the portion of such distributions in excess of current and accumulated earnings and profits, to the extent not subject to the 30% withholding tax on ordinary dividends, will be subject to a 15% withholding tax under FIRPTA, unless the Non-U.S. shareholder obtains a withholding certificate from the IRS establishing the right to a reduced amount of FIRPTA withholding. The Non-U.S. shareholder may seek a refund from the IRS of excess tax withheld if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits or, if the 15% withholding tax applied, did not give rise to taxable gain under FIRPTA.

Under current law, distributions to a Non-U.S. shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will not be treated under FIRPTA as income “effectively connected” with a U.S. business carried on by the Non-U.S. shareholder, provided that (i) the distribution is received with respect to a class of our stock that is regularly traded on an established securities market located in the United States and (ii) the Non-U.S. shareholder does not own more than 10% of that regularly traded class of stock at any time during the one-year period ending on the date of the relevant distribution. Rather than being subject to tax as effectively connected income under FIRPTA, such distributions will be treated as ordinary REIT dividends that are not capital gain dividends. Thus, unless effectively connected with the Non-U.S. shareholder’s conduct of a U.S. trade or business, such distributions would be subject to the 30% withholding tax described above (as opposed to a 35% withholding tax rate under FIRPTA), such distributions will not be subject to the branch profits tax, and Non-U.S. shareholders generally will not be required to file a U.S. federal income tax return by reason of receiving such distributions. In addition, certain qualified shareholders and qualified foreign pension funds are generally exempted from FIRPTA. You are urged to consult your own tax advisor on the application of these exemptions.

In the case of any Non-U.S. shareholder who is not eligible for the exceptions described in the preceding paragraph (an “Ineligible Non-U.S. shareholder”), for any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to such Ineligible Non-U.S. shareholder under the provisions of FIRPTA. Under FIRPTA, these distributions are taxed to an Ineligible Non-U.S. shareholder as if such gain were effectively connected with a U.S. business. Thus, Ineligible Non-U.S. shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and will be required to file U.S. federal income tax returns. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax if received by a corporate Ineligible Non-U.S. shareholder not entitled to treaty relief or exemption. We are required by applicable Treasury regulations to withhold 35% of any distribution to an Ineligible Non-U.S. shareholder that could be designated by us as a capital gain dividend. This amount may be applied as a credit against the Ineligible Non-U.S. shareholder’s FIRPTA tax liability.

Gain recognized by a Non-U.S. shareholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. As of the date of this prospectus, we believe that we qualify as a “domestically controlled REIT,” and that the sale of common stock by a Non-U.S. shareholder therefore will not be subject to tax under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we are, or will continue to be, a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder’s gain would be taxed under FIRPTA would depend on whether our common stock is regularly traded on an established securities market at the time of sale and on the selling shareholder’s percentage interest in our stock during a certain period ending on the date of sale. In addition, gain not subject to FIRPTA will be taxable to a Non-U.S. shareholder if (i) the investment in our common stock is treated as effectively connected with the Non-U.S. shareholder’s U.S. trade or business, in which case the Non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of our common stock were to be subject to tax under FIRPTA, the Non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and possible imposition of a 30% branch profits tax in the case of foreign corporations).

Information Reporting and Backup Withholding. Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is a Non-U.S. shareholder or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a United States or foreign broker will not generally be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the Non-U.S. shareholder’s foreign status or has no actual knowledge to the contrary.

Generally, Non-U.S. shareholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN, W-8BEN-E). In the absence of a proper withholding certificate, applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. If a Non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury regulations varies depending on the Non-U.S. shareholder’s particular circumstances, Non-U.S. shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the Non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Withholding on Payments to Certain Foreign Entities. The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

The Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. Under delayed effective dates provided for in the regulations and subsequent guidance, the required withholding began July 1, 2014 with respect to dividends on our common stock, but will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our common stock.

If withholding is required under FATCA on a payment related to our common stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Other Tax Considerations—Legislative or Other Actions Affecting REITs. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our Stock.

State and Local Taxes

Getty Realty Corp., its subsidiaries, and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside (although shareholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions), and their state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of any of these methods of sale. We will describe the terms of an offering of the securities in a prospectus supplement, including, but not limited to:

•	the name or names of any agents or underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (iii) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (iv) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (v) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer pursuant to this prospectus, other than shares of our common stock, which are traded on the New York Stock Exchange, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. We cannot give any assurance as to the liquidity of the trading markets for any securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

DLA Piper LLP (US), Baltimore, Maryland, will pass for us upon the validity of the securities being offered hereby by us, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings are also available to the public on the Internet, through a website maintained by the SEC at http://www.sec.gov.

You should rely only upon the information provided in this prospectus or any prospectus supplement or incorporated herein or therein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any prospectus supplement, including any information incorporated herein or therein by reference, is accurate as of any date other than that set forth on the front cover of this prospectus or any prospectus supplement.

This prospectus, which constitutes part of a registration statement on Form S-3 filed with the SEC, does not include all of the information, undertakings and exhibits included in such registration statement. Copies of the full registration statement can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent that the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to its effectiveness, provided however, that we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC. We also incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 2, 2017, including portions of our Definitive Proxy Statement of Schedule 14A filed on March 23, 2017, relating to our 2017 Annual Meeting of Stockholders held on May 4, 2017, to the extent incorporated by reference into such Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017, and June 30, 2017 and September 30, 2017, filed with the SEC on May 5, 2017, July 28, 2017 and October 26, 2017, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 21, 2017, May 5, 2017 (Item 5.07), June 27, 2017, July 14, 2017, and July 20, 2017; and

•	the description of our capital stock contained in Amendment No. 1 to the Registration Statement on Form 8-A filed with the SEC on November 30, 2017.

You may request a copy of any document that is incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference), which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Getty Realty Corp.

Two Jericho Plaza, Suite 110

Jericho, New York 11753-1681

(516) 478-5400

Attention: Investor Relations

Our SEC filings also are available on our Internet website at http://www.gettyrealty.com; however, the information found on our website is not, and you must not consider the information to be, a part of this prospectus or any accompanying prospectus supplement.

GETTY REALTY CORP.

PROSPECTUS

                    , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Getty Realty Corp. All of the amounts shown are estimated except the SEC registration fee.

Securities and Exchange Commission registration fee	$43,575
Transfer agent’s and trustee’s fees and expenses	15,000
Printing and engraving expenses	15,000
Legal fees and expenses	45,000
Accounting fees and expenses	15,000
Miscellaneous expenses	4,330

Total	$137,905

Item 15.	Indemnification of Officers and Directors

As permitted by the Maryland General Corporation Law, our charter provides for indemnification of our directors and officers as follows:

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director of the Company and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (ii) any individual who, while a director of the Company and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

The Maryland General Corporation Law permits a corporation to indemnify its directors and officers (which include any person who is, or was, serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan), among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

As permitted by the Maryland General Corporation Law, our charter provides for limitation of liability of our directors and officers as follows:

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

As permitted under Section 2-418(k) of the Maryland General Corporation Law, we have purchased and maintain insurance on behalf of our directors and officers against any liability asserted against and incurred by our directors and officers in their capacities as such, whether or not we would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Exhibit Index

Exhibit No.	Description	Incorporation by Reference

1.1	Form of Underwriting Agreement.	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

3.1	Articles of Incorporation of Getty Realty Holding Corp. (“Holdings”), now known as Getty Realty Corp., filed December 23, 1997.	Incorporated by reference from the Company’s Registration Statement on Form S-4, filed on January 12, 1998 (File No. 333-44065), included as Appendix D to the Joint Proxy/Prospectus that is a part thereof.

3.2	Articles Supplementary to Articles of Incorporation of Holdings, filed January 21, 1998.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

3.3	Bylaws of Getty Realty Corp.	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2011 (File No. 001-13777).

3.4	Articles of Amendment of Holdings, changing its name to Getty Realty Corp., filed January 30, 1998.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

3.5	Amendment to Articles of Incorporation of Holdings, filed August 1, 2001.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

3.6	Articles Supplementary to Articles of Incorporation of Holdings, filed October 25, 2017	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (File No. 001-13777).

4.1	Specimen of certificate of Common Stock	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2010 (File No. 001-13777).

4.2	Form of Senior Indenture	Filed herewith.

4.3	Form of Subordinated Indenture	Filed herewith.

4.4	Form of Warrant	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

4.5	Form of Unit Agreement	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

4.6	Form of Articles Supplementary with respect to Preferred Stock	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

5.1	Opinion of DLA Piper LLP (US)	Filed herewith.

8.1	Opinion of DLA Piper LLP (US) regarding certain tax matters.	Filed herewith.

Exhibit No.	Description	Incorporation by Reference

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	Consent of DLA Piper LLP (US)	Included in Exhibit 5.1 and 8.1.

24.1	Powers of Attorney	Included on signature page.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on November 30, 2017.

GETTY REALTY CORP.

By:	/S/ DANION FIELDING
Danion Fielding
Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Danion Fielding, Vice President, Chief Financial Officer and Treasurer, and Joshua Dicker, Executive Vice President, General Counsel and Secretary, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Name	Title	Date

/S/ CHRISTOPHER J. CONSTANT Christopher J. Constant	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2017

/S/ DANION FIELDING Danion Fielding	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 30, 2017

/S/ EUGENE SHNAYDERMAN Eugene Shnayderman	Chief Accounting Officer and Controller (Principal Accounting Officer)	November 30, 2017

/S/ LEO LIEBOWITZ Leo Liebowitz	Chairman of the Board	November 30, 2017

/S/ MILTON COOPER Milton Cooper	Director	November 30, 2017

/S/ PHILIP E. COVIELLO Philip E. Coviello	Director	November 30, 2017

/S/ RICHARD E. MONTAG Richard E. Montag	Director	November 30, 2017

/S/ HOWARD SAFENOWITZ Howard Safenowitz	Director	November 30, 2017